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                                                                   EXHIBIT 10.31

                               SUBLEASE AGREEMENT
                               ------------------

     This Sublease Agreement (the "Sublease") is made as of December 27, 1996, by and between BLC PROPERTY, INC., a Delaware corporation ("Sublandlord"), and BROOKDALE LIVING COMMUNITIES OF NEW YORK, INC., a Delaware corporation ("Subtenant").

                                   RECITALS:
                                   --------

     A. Sublandlord is the lessee of that certain premises (the "Premises") commonly known as 2001 Clinton Avenue South, Brighton, New York, pursuant to that certain Master Lease Agreement (hereinafter referred to as the "Prime Lease") dated December 27, 1996, with Health and Retirement Properties Trust, a Maryland real estate investment trust ("Landlord") which is attached hereto as EXHIBIT A.

     B. Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord, for the term and upon the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Demise. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby accepts and subleases the Premises from Sublandlord, for the term and upon the conditions set forth herein.

     2. Term. The term of this Sublease shall commence on December 27, 1996, and shall end on December 31, 2019, unless sooner terminated as hereinafter provided.

     3. Prime Lease Incorporated. This Sublease is subject and subordinate to the terms of the Prime Lease, and all of the provisions of the Prime Lease are explicitly incorporated herein by reference and made a part hereof. Provided however, no consent, waiver, amendment, or other change by Landlord of Sublandlord's obligations and liabilities as tenant under the Prime Lease shall modify Subtenant's obligations and liabilities to Sublandlord hereunder unless Subtenant and Sublandlord shall have agreed in writing that such consent, waiver, amendment or change shall be effective hereunder. Unless the context requires otherwise, (i) references in the Prime Lease to Landlord shall refer to Sublandlord, and (ii) references in the Prime Lease to Lessee shall refer to Subtenant. Subtenant expressly assumes toward Sublandlord and agrees to perform all of the obligations, responsibilities and covenants as tenant under the Prime Lease.
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     Notwithstanding the incorporation herein of the Prime Lease, Sublandlord shall not have any responsibility or liability to Subtenant on account of any act or omission of Landlord, any default by Landlord under or breach by Landlord of any term, covenant or condition of the Prime Lease, or any failure by Landlord to perform any of its obligations under the Prime Lease. Provided however, Sublandlord covenants and agrees that in the event of a breach by Landlord under the Prime Lease, either it shall take all necessary actions and pursue all rights and remedies set forth in the Prime Lease (all to be at the sole cost and expense of Subtenant), or it shall permit Subtenant in the name of Sublandlord as tenant under the Prime Lease to pursue all rights and remedies set forth in the Prime Lease. Additionally, except as expressly set forth herein, any right and remedy available to Sublandlord as tenant under the Prime Lease shall be available to Subtenant under this Sublease as to the extent permitted under the Prime Lease.

     4. Property Located in or about the Subleased Premises. All improvements, fixtures, equipment and personal property in or about the Premises shall be in or about the Premises at the sole risk of Subtenant, and Sublandlord shall have no liability for loss or damage to such fixtures, equipment or property from any cause whatsoever.

     5. Surrender. At the termination of this Sublease, by lapse of time or otherwise, Subtenant shall surrender possession of the Premises to Sublandlord and deliver all keys to the Premises and all locks therein to Sublandlord and make known to Sublandlord the combination of all combination locks in the Premises and shall return the Premises and all equipment and fixtures to Sublandlord in broom clean condition and in as good condition as Subtenant originally took possession, normal wear and tear excepted, failing which Sublandlord may restore the Premises and such equipment and fixtures to such condition and the Subtenant shall pay the cost thereof to Sublandlord on demand.

     6. Indemnification. Subtenant agrees, to the extent not expressly prohibited by law, to pay, and to protect, indemnify and save harmless Sublandlord, and its shareholders, directors, officers, employees and agents from and against, any liabilities, damages, costs or expenses (including, but not limited to, attorneys' fees and expenses, including all costs of litigation through post-judgment and appellate proceedings, if any) of any nature whatsoever which may be imposed upon, incurred by, or asserted against Sublandlord by reason of (a) any accident, injury to, or death of any person or any damage to property occurring on or about the Premises, or (b) any breach by Subtenant of any term or condition of the Prime Lease or this Sublease or any failure by Subtenant to perform or comply with any of the terms of the Prime Lease, or of this Sublease, or of any restrictions, statutes, laws, ordinances or regulations affecting the Premises or any part

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thereof.

     7. Insurance. Subtenant shall include Sublandlord and its shareholders, directors, officers, agents and employees, as additional named insureds under all insurance policies required under the terms of the Prime Lease and under all insurance policies which Subtenant may carry with respect to the Premises, any property located thereon, or with respect to any claim or accident arising on or about the Premises. Prior to the commencement of the term of this Sublease, Subtenant shall deliver to Sublandlord certified copies of the policies of such insurance and certificates showing such policies to be valid and in effect. Any rights of settlement allocated to Sublandlord as tenant under the Prime Lease shall be the rights of Sublandlord hereunder.

     8.  Defaults.  It shall be an Event of Default hereunder if:

          a. Subtenant shall fail to pay when due any payments required to be made as described in the Prime Lease; or

          b. Subtenant shall fail to keep or perform any one or more of the other terms, conditions, covenants or agreements of this Sublease or of the Prime Lease.

     9. Sublandlord's Remedies. In the event of a breach or threatened breach by Subtenant of any of the covenants, agreements, terms or conditions which are contained herein or in the Prime Lease herein, Sublandlord, in addition to or, at its option, in lieu of, any or all other remedies provided for herein or in the Prime Lease, shall be entitled to enjoin such breach or threatened breach.

     10. Tenant Improvements. The Premises are leased to Subtenant in their strictly "as is" condition and Sublandlord shall have no duty or obligation to construct any improvements or perform any work in or about the Premises.

     11. Alterations. Subtenant shall make no alterations or improvements to the Premises except in accordance with the requirements of the Prime Lease, and except with the prior written consent of Sublandlord. Upon the request of Landlord and/or Sublandlord upon the expiration of the term of this Sublease, whether by lapse of time or otherwise, any such alterations shall be removed by Subtenant, at the sole cost and expense of Subtenant, and the Premises shall be restored, at the sole cost and expense of Subtenant, to its original condition at the commencement of this Sublease (ordinary wear and tear excepted).

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     12.  Notices.  All notices and demands hereunder shall be in writing and shall be served in person, by prepaid certified United States Mail, return receipt requested, or by nationally recognized overnight courier, as follows:

          If to Sublandlord:

               ____________________________
               ____________________________
               ____________________________

          With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn: Wayne Boberg, Esq.

          If to Subtenant:

               ____________________________
               ____________________________
               ____________________________


Such notices shall be deemed served when delivered, if served in person, or two
(2) business days after the date mailed, if mailed, or on the next business day after delivery to a nationally recognized overnight courier service. Either party may change the address for notices to it by a notice given as described herein. All notices received by Sublandlord from Landlord shall promptly be delivered to Subtenant.

     13. Brokers. Subtenant represents that Subtenant has not dealt with any broker, finder or like third party in connection with the sublease of the Premises. Subtenant hereby agrees to indemnify, defend and hold Sublandlord, its shareholders, directors, officers, employees and agents harmless from and against any and all loss, cost, liability or obligations (including attorneys' fees and all costs of litigation through and including post-judgment and appellate proceedings, if any) related to any fees or commissions claimed by any party to the extent such claims are based on the acts or agreements of Subtenant.

     14.  Miscellaneous.

          a. Sublandlord and its agents shall have the right of access to the Premises at all reasonable times, and after delivering oral or written notice to Subtenant, in order to inspect or exhibit the Premises.

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          b.  This Sublease contains the entire agreement between the parties hereto, and shall not be modified in any manner except by a writing signed by the party against which such modification is sought to be enforced.

          c. The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, personal representatives, successors, and except as otherwise provided herein, their assigns.

          d. Each of the indemnifications contained in this Sublease shall survive the expiration or earlier termination of this Sublease.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

                                            SUBLANDLORD:

                                            BLC PROPERTY, INC., a Delaware
                                            corporation

                                               /s/ Mark J. Schulte
                                            By:______________________________
                                                     Executive Vice President
                                               Title:________________________


                                            SUBTENANT:

                                            BROOKDALE LIVING COMMUNITIES OF
                                            NEW YORK, INC., a Delaware
                                            corporation

                                               /s/ Mark J. Schulte
                                            By:______________________________
                                                     Executive Vice President
                                               Title:________________________

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